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                                               Exhibit 19(ii) Under Form N-1A


                               CONSENT OF COUNSEL

        We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A, File No. 33-24848, filed under the Securities Act of 1933, as amended, and Amendment No. 22 to the Registration Statement on Form N-1A, File No. 811-5669, filed under the Investment Company Act of 1940, as amended, of the Fountain Square Funds.


                                               HOWARD & HOWARD ATTORNEYS, P.C.

                                               By:  /s/ ROBERT C. ROSSELOT
                                               ---------------------------
                                                        Robert C. Rosselot


Bloomfield Hills, Michigan
July 23, 1997


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